UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):       September 4, 2009

JENNIFER CONVERTIBLES, INC.
(Exact Name of Registrant a Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9681	11-2824646
(Commission File Number)	(IRS Employer Identification No.)

417 Crossways Park Drive, Woodbury, New York	11797
(Address of Principal Executive Offices)	(Zip Code)

(516) 496-1900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On September 4, 2009 we entered into a sixth amendment (“Amendment No. 6”) to the Warehousing Agreement between a related private company (the “private company”), Jennifer Warehousing, Inc., our wholly owned subsidiary, and us dated as of July 6, 2001, as amended (the “Warehousing Agreement”). Pursuant to the Warehousing Agreement, the private company became the sole obligor on all lifetime fabric and leather protection plans sold by us or the private company on and after June 23, 2002 through August 28, 2004, (which term was previously extended through August 29, 2009), and assumed all performance obligations and risk of loss there under. The private company is entitled to receive a monthly payment of $50,000 payable by us 85 days after the end of the month, subject to an adjustment based on the volume of annual sales of the plans. We retain any remaining revenue from the sales of the plans. In addition, for a payment of $400,000 by us, the private company also assumed responsibility to service and pay any claims related to sales made by us or the private company prior to June 23, 2002.

     Pursuant to Amendment No. 6, the terms of the Warehousing Agreement are extended effective August 30, 2009 through August 28, 2010.

     The description of Amendment No. 6 set forth herein does not purport to be complete and is qualified in its entirety by the full text of Amendment No. 6, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

     10.1 Amendment No. 6 to Warehousing Agreement, by and among Jennifer Convertibles, Inc., Jennifer Warehousing, Inc., and Jara Enterprises, Inc., dated September 4, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2009	Jennifer Convertibles, Inc.

	By:	/s/ Harley J. Greenfield
	Name:	Harley J. Greenfield
	Title:	Chief Executive Officer